UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2024

Investcorp Europe Acquisition Corp I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41161	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Century Yard, Cricket Square
Elgin Avenue
P.O. Box 1111, George Town
Grand Cayman, Cayman Islands	KY1-1102
(Address of principal executive offices)	(Zip Code)

+1 (345) 949-5122

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	IVCBU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	IVCB	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	IVCBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Sponsor Handover

As previously reported on the Current Report on Form 8-K dated December 16, 2024, Investcorp Europe Acquisition Corp. I, a Cayman Islands exempted company (the “Company”) Europe Acquisition Holdings Limited (“Sponsor”), Peter McKellar (“McKellar”) Baroness Ruby McGregor-Smith (“McGregor-Smith”), Pam Jackson (“Jackson”), Laurence Ponchaut (“Ponchaut”) and Adah Almutairi (“Almutairi”) and Samara Special Opportunities, a Cayman Island exempted company (the “Acquirer”) entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which Sponsor, McKellar, McGregor-Smith, Jackson, Ponchaut and Almutairi (collectively, the “Sellers”) have agreed to sell to Acquirer, and Acquirer has agreed to purchase from Sponsor an aggregate of (i) one Class B ordinary share, $0.001 par value per share, (ii) 6,037,499 Class A ordinary shares, $0.001 par value per share, and (iii) 11,690,000 private placement warrants held by the Sellers (collectively, the “Transferred Securities”) for an aggregate purchase price of $1.00 (the “Sponsor Handover”). The consummation of the Sponsor Handover (the “Closing”) was contingent, among other things, on the approval of the Extension Amendment Proposal (defined below) at the Extraordinary General Meeting (defined below).

As part of the Sponsor Handover, the Company shall introduce a change in management (the “Management Change”) and the board of directors of the Company (“Board”) as follows: (i) Vikas Mittal shall replace Craig Sinfield-Hain as Chief Financial Officer and Chairman of the Board, effective upon the Closing; and (ii) each of Peter McKellar, Baroness Ruby McGregor-Smith, Pam Jackson, Laurence Ponchaut and Adah Almutairi shall tender their resignations as directors, to be effective upon the later of (x) the expiration of all applicable waiting periods under Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder and (y) the appointment of their successors to be designated by the Acquirer.

On December 23, 2024, the Company completed the Closing of the Sponsor Handover after the Company’s shareholders approved certain proposals at the Extraordinary General Meeting, as discussed below, and after certain closing conditions were met, including but not limited to: (i) the Company’s IPO underwriters having waived their respective entitlement to the payment of any Deferred Discount (as such term is defined therein) to be paid under the terms of the Underwriting Agreement dated December 14, 2021; (ii) the Company obtaining or extending a D&O insurance policy on terms satisfactory to the parties, and (iii) the termination of the Letter Agreement (defined below).

The foregoing descriptions of the Purchase Agreement and the termination of the Letter Agreement do not purport to be complete, are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 10.1 and 10.2.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the Sponsor Handover, the Company, the Sponsor and the other undersigned parties therein terminated the Letter Agreement, dated December 14, 2021 (the “Letter Agreement”).

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 17, 2024, the Company received a written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) that the Company’s securities will be delisted from Nasdaq by reason of the failure of the Company to complete its initial business combination by December 14, 2024 (36 months from the effectiveness of its IPO registration statement) as required by IM-5101-2. Accordingly, trading in the Company’s Class A ordinary shares (“Class A Ordinary Shares”), units (“Units”) and warrants (“Warrants”) will be suspended at the opening of business on December 24, 2024 and a Form 25-NSE will be filed by Nasdaq with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company intends to apply to trade its Class A Ordinary Shares, Units and Warrants on the OTCQB Market operated on The OTC Market systems (“OTC Market”) under the symbols “IVCB,” “IVCBU” and “IVCBW.” In the event that the Company’s Class A Ordinary Shares, Units and Warrants are not admitted to trading on the OTCQB Market, we expect the securities to be quoted on the OTC Markets’ Pink Market. There is no guarantee, however, that a broker will continue to make a market in the Company’s securities or that trading thereof will continue on the OTC Market or otherwise.

Notwithstanding the delisting of the Company’s securities from Nasdaq, it remains the intention of the Company to continue to pursue a business combination as well as the listing of its Class A Ordinary Shares, Units and Warrants on The Nasdaq Stock Market in connection therewith. However, there can be no assurance that an initial business combination will ultimately be successful or the Company’s securities will ultimately be listed on Nasdaq.

Item 5.01 Change in Control of Registrant

The information contained in Items 1.01, 1.02, and 5.02 of this report are incorporated by reference into this item.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Resignation of Officers and Directors

On December 16, 2024, effective upon the Closing, Baroness Ruby McGregor-Smith submitted her resignation as Chief Executive Officer, Craig Sinfield-Hain submitted his resignation as Chief Financial Officer and Chairman of the Board, and Alptekin Diler submitted his resignation as Chief Investment Officer. Each of these individuals informed the Company that the resignation was to pursue other opportunities. There were no disagreements between the Company and any of these individuals on any matter related to the Company’s operations, policies or practices.

Appointment of Officers and Directors

On December 23, 2024, the directors of the Company appointed Vikas Mittal as Chief Executive Officer, Chief Financial Officer and a director of the Board.

Vikas Mittal. Mr. Mittal has served as the Managing Member and Chief Investment Officer of Meteora Capital, LLC (“Meteora Capital”) since January 2022. Over Mr. Mittal’s 20 years on the buy-side as a principal investor, he has deployed capital across event-driven investment strategies. Prior to Meteora Capital, Mr. Mittal was an investment professional and member of Glazer Capital, LLC (“GCM”), having joined GCM in 2005. Before transitioning to the buy-side, Mr. Mittal was part of the founding team that launched Raymond James’ TMT investment banking practice in Palo Alto, California, in 2002 focusing on mid-market mergers and acquisitions and private placements. Mr. Mittal earned a B.S. in Finance from University of Florida, summa cum laude, and earned an MBA from NYU Stern School of Business. Mr. Mittal is also a CFA holder. We believe that Mr. Mittal is well qualified to serve as a director due to his extensive professional investment background and his experience in transactions with special purpose acquisition companies.

Mr. Mittal is the sole director of the Acquirer, and as such, has voting and investment discretion with respect to the ordinary shares held of record by Acquirer and may be deemed to have beneficial ownership of such shares. Following the Sponsor Handover and the redemptions effected in connection with the Extraordinary General Meeting, Mr. Mittal may be deemed to beneficially own approximately 75.6% of the Company’s issued and outstanding ordinary shares, and approximately 70% of the Company’s outstanding private placement warrants.

In connection with such appointments, Mr. Mittal will enter into an indemnity agreement with the Company, a form of which was filed with the SEC as Exhibit 10.5 to the Company’s Current Report on Form 8-K dated December 20, 2021. Other than as described above, there are no arrangements or understandings pursuant to which Mr. Mittal was selected as a director. Other than as described above, Mr. Mittal does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 17, 2024, the Company held an extraordinary general meeting of its stockholders (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, in person or by proxy, the holders of 14,187,757 shares of the Company’s Class A Ordinary Shares and Class B ordinary shares (“Class B Ordinary Shares,” and together with the Class A Ordinary Shares, “Ordinary Shares”) constituting 78.77% of the issued and outstanding voting Ordinary Shares of the Company entitled to vote, and, therefore, a quorum, were present at the Special Meeting.

The following is a brief description of the final voting results for the proposal submitted to a vote of the stockholders at the Extraordinary General Meeting.

Extension Amendment Proposal

To consider and vote upon a proposal to amend the Company’s amended and restated memorandum and articles of association (the “Articles”) to extend the date by which the Company must effectuate an initial business combination from December 17, 2024 to December 17, 2025 (the “Extension Amendment Proposal”).

The Extension Amendment Proposal was approved. The voting results of the shares of the Ordinary Shares were as follows:

For	Against	Abstentions
13,102,531	1,085,226	0

In connection with the vote to approve the Extension Amendment Proposal, the holders of 7,360,165 shares of Class A Ordinary Shares properly exercised their rights to redeem their shares for cash.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

10.1	Purchase Agreement December 16, 2024 (the “Effective Date”), by and among Samara Special Opportunities, a Cayman Island exempted company (the “Acquirer”), Investcorp Europe Acquisition Corp I., a Cayman islands exempted company (“SPAC”), Europe Acquisition Holdings Limited (“Sponsor”), Peter McKellar (“McKellar”) Baroness Ruby McGregor-Smith (“McGregor-Smith”), Pam Jackson (“Jackson”), Laurence Ponchaut (“Ponchaut”) and Adah Almutairi (“Almutairi”)

10.2	Termination of Letter Agreement dated December 23, 2024

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2024	Investcorp Europe Acquisition Corp I

	By:	/s/ Vikas Mittal
	Name:	Vikas Mittal
	Title:	Chief Executive Officer & Chief Financial Officer